                                                                   Exhibit 10.28

                               PURCHASE AGREEMENT
                               ------------------


         THIS AGREEMENT, entered into at Youngstown, Ohio, this ________ day of February, 1999, by and between MULTI-COLOR CORPORATION, an Ohio corporation, of 205 West Fourth Street, Suite 1140, Cincinnati, Ohio 45202 (hereinafter called the SELLER), and INDIANA PROPERTIES, LLC, an Indiana Limited Liability Company, of 1155 Meadowbrook Avenue, Youngstown, Ohio 44512 (hereinafter called the PURCHASER).

                              W I T N E S S E T H:

         PURCHASER agrees to purchase from the SELLER the premises described on Exhibit "A" (sometimes hereinafter referred to as the Demised Premises) attached hereto and made a part hereof, for a sale price of ONE MILLION NINE HUNDRED THOUSAND DOLLARS ($1,900,000.00).

         SELLER agrees to sell the Demised Premises to PURCHASER for said sum of ONE MILLION NINE HUNDRED THOUSAND DOLLARS ($1,900,000.00) under the terms and conditions hereinafter set forth.

         SELLER shall convey to PURCHASER a Warranty Deed conveying the Demised Premises, free and clear of all encumbrances except taxes and special assessments, if any, zoning ordinances, easements, covenants, conditions and restrictions of record which shall be prorated to the date of delivery of the Deed. Upon execution of the Deed, the Deed will be placed in escrow with a title company agreed upon by the parties with escrow instructions to record the same when the addition to the building, as hereinafter set forth, is completed in accordance with the plans and specifications. Upon completion of the addition, the PURCHASER will transfer the purchase price of ONE MILLION NINE HUNDRED THOUSAND DOLLARS ($1,900,000.00) to the SELLER.

         As a further consideration of the PURCHASER purchasing the Demised Premises, SELLER agrees to enter into a twenty (20) year Lease for the Demised Premises, a copy of said Lease is marked Exhibit "B" attached hereto and made a part hereof. After the execution of said Lease PURCHASER agrees to construct the addition to the existing building, comprising approximately 60,000 square feet. SELLER agrees to immediately execute the aforementioned Lease at the time it executes and delivers the Warranty Deed to the PURCHASER.

         During the construction period, as contemplated herein, SELLER shall add PURCHASER as an additional insured to its builders risk policy.

         In the event the Demised Premises are destroyed by fire or other casualty, the PURCHASER shall have the option to accept the insurance proceeds, not to exceed the purchase price, or terminate this Agreement upon thirty (30) days notice of the destruction of the property.

         The SELLER, at its expense, shall pay for a commitment of title in the full amount of the purchase price, prepared by a corporate title company. PUR-CHASER shall pay the premium for said title insurance policy, which will be free and clear of all encumbrances except taxes and special assessments, if any, zoning ordinances, covenants, conditions, restrictions and easements of record. The title company shall furnish a preliminary title report and in the event any title problems are set forth in said preliminary report, beyond the permitted exceptions hereinbefore described, the SELLER agrees to remedy the same. In the event SELLER cannot remedy said title defects to the satisfaction of PURCHASER, PURCHASER, in its sole discretion, shall have the right to terminate this Agreement and both parties released of any further obligation hereunder.

     The PURCHASER shall obtain, at its expense, a location survey of the Demised Premises. In the event said survey reveals any encroachments or problems with the Demised Premises, PURCHASER shall so advise SELLER immediately. If the location survey reveals a problem that SELLER cannot correct, then in that event PURCHASER may terminate this Agreement, at its sole discretion.

     The SELLER acknowledges that there is now pending litigation with the Indiana Department of Environmental Management and the Ohio Environmental Protection Agency involving the Demised Premises. SELLER shall be solely responsible for any lien arising out of said litigation and agrees to hold the PUR-CHASER harmless therefrom, and take all steps necessary to release any lien that may attach to the Demised Premises growing out of said litigation.

     SELLER shall be responsible for any conveyance fee or tax assessed by local governmental authorities in connection with the sale of the Demised Premises and the transfer of title to the PURCHASER.

     This Agreement shall be binding upon and inure to the benefit of the successors of the parties hereto.

     IN WITNESS WHEREOF, MULTI-COLOR CORPORATION has hereunto set its hands at Cincinnati, Ohio, on the _________ day of February, 1999, and INDIANA PROPERTIES, LLC, has hereunto set its hands at Youngstown, Ohio, this _______ day of February, 1999.

Signed and acknowledged                     MULTI-COLOR CORPORATION,
in the Presence of:                         an Ohio Corporation

___________________________                 By________________________


___________________________                 And_______________________

                                                                SELLER


                                            INDIANA PROPERTIES, LLC,
                                            an Indiana Limited Liability Co.

___________________________                 By________________________
                                               David D. Davis, Manager

___________________________                 And_______________________
                                               Douglas M. Lumsden, Mgr.

                                                              PURCHASER

STATE OF OHIO                       )
                                    )   SS:
COUNTY OF                           )

         Before me, a Notary Public, in and for said County and State, personally appeared the above named MULTI-COLOR CORPORATION, an Ohio corpo-ration, by _______________________________, its _________________ and
________________________________, its ______________________, who acknowledged that they did sign the foregoing instrument, and that the same is the free act and deed of said Corporation, and the free act and deed of each of them personally and as such officers.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cincinnati, Ohio, this ________ day of February, 1999.

                                                      --------------------------
                                                              NOTARY PUBLIC


STATE OF OHIO                       )
                                    )   SS:
COUNTY OF MAHONING                  )

         Before me, a Notary Public in and for said County and State, personally appeared the above named INDIANA PROPERTIES, LLC, an Indiana Limited Liability Company, by DAVID D. DAVIS and DOUGLAS M. LUMSDEN, its Managers, who acknowledged that they did sign the foregoing instrument, and that the same is the free act and deed of said Company and the free act and deed of each of them personally and as such Managers.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Youngstown, Ohio, this _________ day of February, 1999.

                                                      --------------------------
                                                              NOTARY PUBLIC

                                      LEASE
                                      -----

                                    ARTICLE I
                                    ---------


         THIS INSTRUMENT OF LEASE WITNESSETH: INDIANA PROPER-TIES, LLC, an Indiana Limited Company of 1155 Meadowbrook Avenue, Youngstown, Ohio 44512 (hereinafter called the LESSOR), in consideration of the rents and covenants hereinafter stipulated to be paid and performed by MULTI-COLOR CORPORATION, an Ohio corporation of 205 West Fourth Street, Suite 1140, Cincinnati, Ohio 45202 (hereinafter called the LESSEE), does hereby grant, demise, let and lease unto the said LESSEE the real estate described on Exhibit "A" (Demised Premises) attached hereto and made a part hereof.

                                   ARTICLE II
                                   ----------

         TO HAVE AND TO HOLD THE SAME, with the appurtenances thereunto belonging but subject to all legal highways, easements, reservations, oil and gas leases and conditions of record and zoning ordinances, unto the LESSEE, for a period of twenty (20) years commencing July 15, 1999, and terminating July 14, 2019. It is the intention of the LESSOR and LESSEE that this Lease shall be for a full term of twenty (20) years and shall commence from the date the LESSEE takes lawful possession of the Demised Premises or when the addition to the building, to be constructed by the LESSOR as hereinafter provided, is substan-tially completed, whichever event first occurs, and a short form memorandum, executed by the LESSOR and the LESSEE shall confirm the commencement date of the term of this Lease. ("Commencement Date"). Parties acknowledge that time is of the essence.


                                   ARTICLE III
                                   -----------

                                      RENT
                                      ----

         (1) LESSEE covenants and agrees to pay to LESSOR as rent for the Demised Premises, the sum of FORTY-SIX THOUSAND TWO HUNDRED DOLLARS ($46,200.00) per month. Said rent shall be due and payable commencing on the Commencement Date as hereinbefore set forth, provided that if the Commencement Date is delayed because of a delay in completion of the building addition described under Article IV, the payment of rent shall be adjusted and/or delayed accordingly. Said rent shall be payable each consecutive month thereafter for the balance of the term of the Lease.

         (2) All such Rent shall be payable at 1155 Meadowbrook Avenue, Youngstown, Ohio 44512, or such other place as the LESSOR may, from time to time designate in writing.

         (3) LESSEE will also pay, as additional rent, all sums, costs, expenses and other payments which LESSEE in any of the provisions of this Lease assumes or agrees to pay and, in the event of any non-payment thereof, LESSOR shall have (in addition to all other rights and remedies) all the rights and remedies provided for herein or by law in the case of non-payment of the Rent.

         In connection with the construction of the proposed addition, the LESSOR and LESSEE agree that the electrical and sprinkler work will be considered an allowance. The electrical allowance is $180,000.00 and the sprinkler allowance is $200,000.00. The allowance will be adjusted based upon the actual costs of the electrical and sprinkler construction. LESSEE shall have the option to pay the adjustment of the allowance directly to LESSOR or to adjust its Lease pay-ments. A percentage of $10.88 per $1,000.00 will be the computation formula for any adjustments, for credit in the base rent.

                                   ARTICLE IV
                                   ----------

                                COVENANT TO BUILD
                                -----------------

         The LESSOR covenants and agrees to erect, at its own expense, an addition to the existing building upon the Demised Premises pursuant to the terms and conditions of the AIA 191 Standard Form of Agreement between Owner and Design/Builder involving the LESSOR and LESSEE and in accordance with the plans and specifications prepared by LESSOR, copies of which, approved and initialed by the parties hereto, are by reference made a part of this Lease. The LESSOR covenants to begin and prosecute the erection of said addition to the existing building promptly and diligently, and to complete the same in a good workmanlike manner and shall have the Demised Premises ready for lawful occupancy on or before July 15, 1999, time being of the essence; delays occasioned by causes beyond the reasonable control of the LESSOR such as, but not limited to, strikes, misunderstandings with employees

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

and subcontractors, scarcity of materials and Acts of God excepted, and provided further that the failure of the LESSOR to substantially complete the addition to said building by July 15, 1999, shall be no cause for the LESSEE to avoid this Lease, provided such delay is the result of the conditions hereinbefore set forth. LESSEE shall have the right to approve the drawings and specifications for the building addition and to approve the quality of work and material, as well as other aspects of the construction of the addition. All aspects of the construction shall be satisfactory to LESSEE in its discretion. The parties acknowledge that time is of the essence.

                                    ARTICLE V
                                    ---------

                             COVENANTS OF THE LESSEE
                             -----------------------

         The LESSEE hereby covenants and agrees with the LESSOR as follows:

         (1) The LESSEE will pay said Rent at the time and place and in the manner aforesaid.

         (2) The LESSEE will pay all charges and bills for water, gas, sewer and electricity which may be assessed or charged against the occupant of said premises during said term or any extension thereof.

         (3) Except as otherwise specifically provided in this Lease, LESSEE shall pay and discharge, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all taxes, assessments for the balance of the term of this Lease, and other governmental charges of any kind or nature whatsoever, foreseen and unforeseen, which at any time during the term of this Lease may be assessed, levied, confirmed or imposed upon, or become a lien on the Demised Premises, or any part thereof or any appurtenances thereto, and any use or occupation of the Demised Premises; PROVIDED, HOWEVER, that when a part of a fiscal period of a taxing authority is included within the term of this Lease, and a part thereof is included in a period of time before the beginning of or after the termination of this Lease,

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

              the amount of any tax, assessment or governmental charge relating to such fiscal period shall be adjusted between LESSOR and LESSEE as of the date of the beginning of this Lease or of such termination, as the case may be, so that the LESSEE shall bear the cost only for that portion thereof which the term of this Lease bears to the entire such period and so that the LESSOR shall bear the cost only for that portion thereof which the part of such period excluded from the term of this Lease bears to the entire such period.

         (4) Nothing herein shall require LESSEE to pay any franchise, capital levy or transfer tax of LESSOR, or any income, excess profits or revenue tax or any other tax, assessment, charge or levy upon the Rent paid or payable under this Lease.

         (5) The LESSEE will use and occupy said premises in a careful, safe and proper manner; will carefully control and guard all fires that may be operated therein; and will keep all sewer connections free from obstructions.

         (6)  The LESSEE will not commit or suffer any waste therein.

         (7) The LESSEE will not use or occupy said premises for any unlawful purposes, and the LESSEE will conform to and obey all present and future ordinances and laws of any governmental authority.

         (8) LESSEE shall put, keep and maintain all portions of the Demised Premises and all streets, all alleys, sidewalks, curbs, passageways and spaces adjacent thereto in a clean and orderly condition, free of dirt, rubbish and unlawful obstructions, reasonable wear and tear excepted.

         (9)(a) LESSEE shall, at its expense, insure and/or keep insured during the term of this Lease the Demised Premises against loss or damage by fire (including fire following explosion), and also against loss or damage by windstorm, cyclone, tornado, hail, explosion, riot and civil commotion, vandalism, malicious mischief, damage from aircraft, vehicles and smoke, and such other casualties and events as may be procurable now or hereafter under extended coverage, for the full insurable value thereof, but in no event less than FIVE MILLION DOLLARS ($5,000,000.00). Said insurance policy shall have endorsed thereon a "uniform standard replacement cost endorsement".

             (b) LESSEE shall also procure, at its expense, and/or maintain insur-ance during the term of this Lease against public liability, including that from personal injury or property damage in or about the Demised Premises or adjacent property or streets, resulting from the occupation, use or operation of the Demised Premises. Such insurance shall be in the amount of not less than $5,000,000.00 in respect to one accident or disaster and in the amount of not less than $5,000,000.00 in respect to injuries to any one person and property damage in the amount of $1,000,000.00.

             (c) All insurance policies provided for in (9) (a) above shall name the LESSOR as an additional insured and the loss, if any, under such policies to be payable to the LESSOR, and such policy shall be endorsed with a standard mortgage loss payable clause, if required. All insurance policies provided for in (9)(b) above shall name the LESSEE as an additional named insured.

             (d) All insurance provided for in Paragraphs (9)(a) and (b) above shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are well rated by national rating organizations, which have been approved by LESSOR. LESSOR covenants and agrees that such approval will not be unreasonably withheld. Certificates of the insurers satisfactory to LESSOR evidencing the above coverage and payment of premiums shall be delivered by LESSEE to LESSOR upon the execution of the within Lease.

                 All said insurance policies shall provide that the LESSOR must be notified in writing of any cancellation of said policies thirty (30) days prior to the effective date of any cancellation.

         (10) The LESSEE will not assign the within Lease nor sublet nor underlet said premises, nor any part thereof, without the prior written consent of said LESSOR, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall this Lease be assigned or assign- able by operation of law; PROVIDED FURTHER, HOWEVER, such assignment or subletting or underletting of said premises or any part thereof shall not release the LESSEE from its obligations under this Lease.

         (11) The LESSEE shall be without right to record or file in any public record any mortgage, lien or encumbrance against the Demised Premises without first obtaining written consent of the LESSOR which consent shall not be unreasonably withheld, conditioned or delayed.

         (12) The LESSEE agrees that it will not permit the unlawful discharge of any hazardous waste or otherwise violate any of the EPA Rules and Regulations, whether federal, state or municipal, and that it hereby agrees to indemnify and save harmless the LESSOR from any claims or litigation growing out of any violations of the aforesaid Regulations which may arise as a result of the negligence of the LESSEE, and to pay any fines or judgments, including any reason-able attorney fees applicable thereto.

         (13) LESSOR shall permit the LESSEE to make alterations to the Demised Premises so long as they do not diminish the value of the Demised Premises; PROVIDED, HOWEVER, that no major alterations or additions in and to said premises shall be made without the written consent of LESSOR which shall not be unreasonably withheld, conditioned or delayed. LESSOR shall not be required to remove the alterations at the termination of the Lease.

         (14) The LESSEE will permit said LESSOR, or agents of the LESSOR, to enter upon said premises at all reasonable times, to examine the condition of the same, with 24 hour notice except in an emergency; entry by the LESSOR or its agents, employees or representatives will not interfere with the operation of business.

         (15) The LESSEE will surrender and deliver up said premises at the end of said term in as good order and condition as the same now are, or may be put by said LESSEE, reasonable use and natural wear and tear thereof and damage by fire or unavoidable casualty excepted.

         (16) Any failure of the LESSOR to enforce rights or seek remedies upon any default of the LESSEE with respect to the obligations of the LESSEE hereunder, or any of them, shall not prejudice or affect the rights or remedies of the LESSOR in the event of any subsequent default of the LESSEE.

         (17) Every demand for rent made after the same falls due shall have the same effect in law as if made on the day and at the time the same is due, any law to the contrary notwithstanding.

         (18) The LESSEE further covenants and agrees that it will indemnify and hold harmless the LESSOR, together with its agents, servants, successors and assigns against loss from any and all claims, demands and actions in law or in equity that may hereafter arise by reason of or in any way growing out of the negligent occupancy or use of the Demised Premises by LESSEE, its agents, employees, representatives and invitees.

     (19) The LESSEE shall, at its own expense, keep said building in repair including, but not limited to, water and sewer connections, sewage disposal system, tap-in charges, sewer rental, windows and other glass, heating plant and accessories, plumbing, water sewers, gas and electric fixtures, pipes, wires and conduit in, on or in connection with the Demised Premises; LESSOR shall not be required to furnish any services or facilities to make any repairs to or replacements or alterations of the Demised Premises. The LESSEE hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises. Notwithstanding the foregoing, LESSOR shall guaranty the roof, exterior walls and floor of the Demised Premises for a period of one
          (1) year after completion. The roofing manufacturer shall provide a warranty guarantee for nine (9) additional years after the building has been completed and LESSOR shall assign the warranty to LESSEE as provided in Article VI infra. In addition thereto, LESSOR shall be responsible for all structural repairs during the term of the Lease due to any design problems associated with the structure of the building. LESSOR shall not be responsible for any damages done to the structure due to the negligence of the LESSEE or its agents, employees and invitees.

                                   ARTICLE VI
                                   ----------

                             COVENANTS OF THE LESSOR
                             -----------------------

          The said LESSOR hereby covenants and agrees with said LESSEE:

          (1) The LESSOR agrees upon the closing of the transaction to assign to the LESSEE any guaranties or warranties covering any of the material and equipment which are assignable by the LESSOR, but this assign-ment shall be limited to all of the terms and conditions in any such guaranties or warranties.

          (2) The LESSEE, paying the rents and keeping and performing the covenants of this Lease on the part of the LESSEE to be kept and performed, said LESSEE shall peaceably and quietly hold, occupy and enjoy said premises during said term, without any let, hindrance or molestation by said LESSOR or any person or persons lawfully claiming under said LESSOR.

          (3) LESSOR agrees to assign to LESSEE any and all manufacturers warranties that are concomitant with purchases made by LESSOR in connection with the construction contemplated herein.

                                   ARTICLE VII
                                   -----------

                                MUTUAL COVENANTS
                                ----------------

          It is mutually agreed by and between the parties hereto:

          (1) That notwithstanding any law nor in force or hereafter enacted, this Lease shall not terminate or be affected in any manner by reason of the damage to or total or substantial destruction of the buildings now or hereafter erected on the Demised Premises, or by reason of untenantability of the Demised Premises, or of any part thereof, except as hereinafter provided:

               (a) If the Demised Premises or any buildings or improvements now or hereafter erected thereon shall, during the term hereof, be destroyed or damaged, in whole or in part, by fire, act of God, or any cause (the same shall be promptly repaired, rebuilt and replaced by the LESSOR, at its own expense), except that in the event said building is totally or substantially destroyed or damaged to such extent as to render it necessary or desirable, in the judgment of the LESSOR not to rebuild or substantially rebuild the same, then, within thirty (30) days after said destruction, the LESSOR may, by notice to the LESSEE, elect to rebuild or not to rebuild; in the event the LESSOR elects not to rebuild, this Lease shall thereupon terminate and the Rent apportioned and paid up to the date of destruction. If, and only in the event that no notice of election is given by the LESSOR to the LESSEE, then the LESSEE may, during a subsequent period of thirty (30) days (not later than sixty
                    (60) days) after the date of destruction, elect to terminate this Lease by notice to the LESSOR, in which event Rent shall be apportioned and paid as aforesaid, otherwise this Lease shall continue in effect. In the event that the LESSOR elects not to rebuild said building as hereinbefore provided, then the insurance money which the LESSOR receives shall be the property of the LESSOR free of any claims of the LESSEE.

               (b) That in the event the said building or any part thereof shall be made untenantable as determined by LESSEE and LESSOR as a result of such fire, damage or destruction, the Rent payable by the LESSEE shall be abated in the proportion to and for the period of such untenantability.

          (2) That if any person or corporation, public or private or otherwise, shall at any time during the term hereby demised, take in appropriation proceedings by any right of eminent domain, any part or all of said Demised Premises, such taking or appropriation shall not render this Lease void, except that if the entire or a substantial portion of the building, as determined by LESSOR and LESSEE, is so taken, then this Lease shall become void from the time when possession thereof is taken as a result of such proceedings, and the LESSEE shall pay all rents and perform and observe all other covenants hereof up to the time when possession is taken.

               In the event that only part of the premises are taken as a result of said proceedings, the LESSOR, with all reasonable dispatch, shall repair the remaining portion of the building, so as to restore said remaining portion as a building complete in itself and so as to put the premises into condition to be used by the LESSEE as a completed building, and the Rent payable by the LESSEE shall be abated in proportion to the size of the building and lot remaining; PROVIDED, HOWEVER, that if any such proceedings shall result in a taking which shall render the premises substantially unusable, then LESSEE, by notice to LESSOR in writing, may elect to declare this Lease terminated as of the date of such taking. A taking shall be deemed to render the premises substantially unusable if it results in LESSEE'S inability to use the premises in the manner in which and for the purposes for which it has been used or can be used under this Lease. Notwithstanding anything to the contrary in the foregoing, a taking which involves only a widening of the street in front of the premises, or a temporary taking or temporary use of the whole or any part of the premises shall not give LESSEE a right to declare this Lease terminated.

               In no event shall the LESSEE be entitled to any part of the award of compensation or damages for such taking of the buildings or lands, but the LESSOR shall receive the entire amount thereof free of any estate or interest of the LESSEE.

               Nothing herein contained shall interfere with the right of the LESSEE to maintain its separate action for payment of its damages by reason of the loss of its leasehold arising out of any such appropriation proceedings.

          (3) Any realty improvements, additions or alterations made by the LESSEE shall, at the termination of this Lease, be and remain the property of the LESSOR.

          (4) This Lease shall be subject to and subordinate to any mortgage or mortgages that may be hereafter placed upon said premises, and to all renewals, modifications and extensions thereof, and the recordings of such mortgage or mortgages shall have preference to and be superior in lien to this Lease irrespective of the date of the recording of this Lease and said mortgage or mortgages; and the LESSEE agrees, upon the request of the LESSOR, to acknowledge and deliver any accurate information pertaining to the Lease terms, which may be deemed necessary or desirable by the LESSOR further to effect the subordi-nation of this Lease to any such mortgage or mortgages and to accomplish that end. Provided further that if and when such mortgage or mortgages are placed, the mortgagee shall agree, for itself and for every subsequent holder or owner of the mortgage and for any receiver or purchaser of the premises, in the event of foreclosure, LESSEE'S quiet possession of the premises will not be disturbed on account of said mortgage or by reason of anything done thereunder, so long as LESSEE pays the Rent and keeps the other covenants of this Lease on its part to be performed.

               LESSOR agrees that in the event a mortgage is placed on the premises and a collateral assignment of this Lease is given as security for the loan, LESSEE will be furnished with a copy of such collateral assignment.

          (5) LESSOR and LESSEE agree that in the event the building or other improvements on the leased premises, or their contents, are damaged or destroyed by any of the perils covered by fire and/or extended coverage insurance or other insurance policies of the parties, the rights, if any, of any party against the other, its officers, agents, servants and employees, with respect to such damage or destruction are hereby waived, notwithstanding the fact that said damage or destruction shall be due to the negligence of any or all of the parties in whose favor this Lease operates. The release in favor of the LESSOR contained herein is in addition to, and not in substitution for, or in diminution of the hold harmless and indemnification hereof, as provided in Article V, Paragraph (16) of the within Lease.

                                  ARTICLE VIII
                                  ------------

                                   TERMINATION
                                   -----------

          In the event that any installment of Rent shall be and remain unpaid for a period of thirty (30) days after the same becomes due, or in the event LESSEE shall at any time be in default in the observance or performance of any of the other covenants, obligations, terms or conditions assumed by or imposed upon LESSEE hereunder and such default continues for a period of fifteen (15) days after written notice to LESSEE of such default, or if any waste be committed or unnecessary damage done upon or to the Demised Premises, or if a temporary or permanent receiver or trustee of LESSEE'S property be appointed by any court, or if LESSEE shall make any assignment for the benefit of creditors, or if any execution or attachment shall be issued against LESSEE or LESSEE'S leasehold interest hereunder which shall not be discharged within forty-five
(45) days, or if LESSEE shall commence proceedings in a court of bankruptcy or insolvency, or if LESSEE shall be declared or adjudicated bankrupt or insolvent according to law, or if any proceedings are commenced against LESSEE in a court of bankruptcy or insolvency which shall not be discharged within forty-five (45) days, then and in any one or more of such events, LESSOR shall be entitled, at its election, to exercise concurrently or successively, any one or more or all of the following rights and remedies:

     (a) Without waiving such default, to pay any sum required to be paid by LESSEE to others than LESSOR and which LESSEE has failed to pay, and to perform any obligation required to be performed by LESSEE for the account of LESSEE and any amount so paid by LESSOR shall bear interest thereon at the rate of ten percent (10%) per annum from the date of payment.

          Any amount or amounts paid by LESSOR for the account of LESSEE for the performance of any obligations required to be performed by LESSEE shall be treated as additional rental due hereunder and LESSOR may exercise concurrently or successively any one or more of the rights and remedies contained in this Lease for the enforce- ment of the payment of Rent.

     (b) To enjoin any breach or threatened breach by LESSEE of the covenants hereof.

     (c) To bring suit for the collection of the Rent or other amounts for which LESSEE may be in default, or for the performance of any other covenant devolving upon LESSEE for performance, or damages therefor, all without entering into possession or terminating this Lease.

     (d) To reenter the Demised Premises by summary proceedings or otherwise and take possession thereof, without thereby terminating this Lease, and thereupon to expel all persons and remove all property therefrom, either peaceably or by force, without becoming liable to prosecution therefor, and relet the Demised Premises making reasonable efforts therefor, for such periods and upon such terms according to LESSOR'S sole discretion, and receive the Rent there-from, applying the same first to the payment of the reasonable expenses of such reentry and the cost of such reletting including, but not limited to, the expense of such decorations, alterations and remodeling as shall be incident to such reletting, and then to the payment of the Rent and other sums accruing hereunder, the balance, if any, to be retained by LESSOR as a security deposit against LESSEE'S defaults during the remainder of the term of this Lease, and LESSEE, whether or not the Demised Premises are relet, shall remain liable for any deficiency, which deficiency shall be paid by LESSEE to LESSOR periodically, upon which the Rent hereunder is payable.

          It is agreed that the commencement and prosecution of any action by LESSOR in forcible entry and detainer, ejectment or otherwise, or the appointment of a receiver, or any execution of any decree obtained in any action to recover possession of the Demised Premises or any reentry, shall not be construed as an election to terminate this Lease unless LESSOR shall, in writing, expressly exercise its election to declare the term hereunder ended and to terminate this Lease, and such reentry or entry by LESSOR, whether had or taken under sum- mary proceedings or otherwise, shall not be deemed to have absolved or discharged LESSEE from any of its obligations and liabilities for the remainder of the term of this Lease.

     (e) To terminate this Lease, reenter the Demised Premises and take possession thereof, wholly discharged from this Lease.

          In the event LESSOR shall elect to terminate this Lease, as aforesaid, all rights and obligations of LESSEE shall cease and terminate except that LESSOR shall have and retain full right to sue for and collect all Rents and other amounts for the payment of which LESSEE shall then be in default and all other damages to LESSOR by reason of such breach, and LESSEE shall surrender and deliver up the Demised Premises to LESSOR, together with all improvements and additions thereto, and upon any default by LESSEE in so doing, LESSOR shall have the right to recover possession by summary proceedings or otherwise, and to obtain a receiver and other ancillary relief in such action, and again to have and enjoy the Demised Premises fully and completely, as if this Lease had never been made.

          LESSEE hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of LESSEE being evicted or dispossessed for any cause, or in the event LESSOR obtains possession of the Demised Premises by reason of the breach or violation by LESSEE of any of the covenants and conditions in this Lease contained or otherwise.

         All rights and remedies granted LESSOR herein and any other rights or remedies which LESSOR may have at law or in equity are hereby declared to be cumulative and not exclusive, and the fact that LESSOR may have exercised any remedy without terminating this Lease shall not impair LESSOR'S rights hereafter to terminate or to exercise any other remedy herein granted or to which it may be otherwise entitled.

                                    ARTICLE X
                                    ---------

                               OPTION TO PURCHASE
                               ------------------

         Provided that LESSEE is current in its Rent payments and all obligations hereunder, LESSEE may purchase the Demised Premises for the sum of FOUR MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($4,250,000.00) commencing the fifth (5th) year of the Lease term.

         LESSEE shall receive a credit against the purchase price in the amount of FIFTY THOUSAND DOLLARS ($50,000.00) for each lease year commencing with the fourth (4th) year of the Lease term and each year thereafter, providing LESSEE is current in its Rent payments and all obligations hereunder and the purchase price under this option to purchase shall be reduced accordingly. In addition, the purchase price shall be subject to adjustments as provided for in Article III regarding the electrical and sprinkler allowances.

                                   ARTICLE XI
                                   ----------

                                     NOTICE
                                     ------

         Any notice to be given under this Lease shall be sent to the LESSOR, INDIANA PROPERTIES, LLC, an Indiana Limited Liability Company, of 1155 Meadowbrook Avenue, Youngstown, Ohio 44512, and MULTI-COLOR CORPORATION, an Ohio corporation, of 205 West Fourth Street, Suite 1140, Cincinnati, Ohio 45202, by Certified Mail, or such other place as the LESSOR may from time to time designate in writing.

                                   ARTICLE XII
                                   -----------

         It is further mutually covenanted and agreed by and between the parties hereto that this Lease and all the covenants, terms, provisions and conditions herein contained shall inure to the benefit of and be binding upon the successors and assigns, as the case may be, of the parties hereto; PROVIDED, HOWEVER, that no assignment by, from, through or under the LESSEE in violation of the covenants, provisions, terms and conditions hereof, or any of them, shall vest in the assigns any right, title or interest whatsoever.

         IN WITNESS WHEREOF, INDIANA PROPERTIES, LLC, has hereunto set its hands at Youngstown, Ohio, on the ______ day of February 1999, and MULTI-COLOR CORPORATION has hereunto set its hands at Cincinnati, Ohio, this _____ day of February, 1999.

Signed and acknowledged                     INDIANA PROPERTIES, LLC
in the Presence of:                         an Indiana Limited Liability Co.

________________________                    By________________________
                                               David D. Davis, Manager

________________________                    And_______________________
                                               Douglas M. Lumsden, Mgr.
                                                                   LESSOR

                                            MULTI-COLOR CORPORATION,
                                            an Ohio Corporation

________________________                    By________________________


________________________                    And_______________________
                                                                   LESSEE


STATE OF OHIO                       )

                                    )  SS:
COUNTY OF MAHONING                  )

         Before me, a Notary Public, in and for said County and State, personally appeared the above-named INDIANA PROPERTIES, LLC, an Indiana Limited Liability Company, by DAVID D. DAVIS and DOUGLAS M. LUMSDEN, its Managers, who acknowledged that they did sign the foregoing instrument, and that the same is the free act and deed of said Company, and the free act and deed of each of them personally and as such Managers.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Youngstown, Ohio, this ______ day of February, 1999.


                                                     --------------------------
                                                            NOTARY PUBLIC


STATE OF OHIO                       )
                                    )  SS:
COUNTY OF                           )

         Before me, a Notary Public, in and for said County and State, personally appeared the above-named MULTI-COLOR CORPORATION, an Ohio corpo-ration, by ___________________________, its ______________________ and
______________________________, its ___________________________, who
acknowledged that they did sign the foregoing instrument, and that the same is the free act and deed of said Corporation and the free act and deed of each of them personally and as such officers.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cincinnati, Ohio, this ________ day of February, 1999.


                                                      --------------------------
                                                              NOTARY PUBLIC

                                   EXHIBIT "A"
                                   -----------




         A part of the Northwest Quarter of Section 32, Township 3 North, Range 7 East, Scott County, Indiana, described as follows:

         Beginning at the Northwest corner of the Northwest Quarter of said
Section 32, thence South with the center of U.S. Highway No. 31 a distance of
810.55 feet, thence North 89 degrees 30 minutes 33 seconds East 50.00 feet to a steel rod in the East right-of-way line of said highway and the TRUE POINT OF BEGINNING, thence North 89 degrees 30 minutes 33 seconds East 902.34 feet to a steel rod in the West right-of-way line of the Conrail Railroad, thence South 00 degrees 53 minutes 38 seconds East with said railroad right-of-way 122.56 feet to a steel rod in the center of Buck Run Branch, thence South 89 degrees 32 minutes 38 seconds West with the center of Buck Run Branch 921.36 feet to a steel rod in the East right-of-way line of U. S. Highway No. 31, thence due North with the East right-of-way of said highway 1226.01 feet to the place of beginning, containing 25.668 acres, subject to all legal highways and easements of record.